EXHIBIT 99.2

QCR Holdings, Inc. Announces Plans to Acquire Community National Bancorporation and Community National Bank

MOLINE, Ill., Feb. 14, 2013 (GLOBE NEWSWIRE) -- QCR Holdings, Inc. (Nasdaq:QCRH) today announced the signing of a definitive agreement to acquire Community National Bancorporation (Community National) and Community National Bank (CNB). Established as a de novo bank in 1997, CNB is headquartered in Waterloo, Iowa.

CNB has eight banking locations and approximately $290 million in assets and approximately $248 million in deposits as of December 31, 2012. The synergies between the CNB and QCR Holdings approach to customer and community service are key components in this strategic merger. The mission statements of both organizations focus on recruiting the best people, delivering exceptional customer service, and supporting and building the local communities that they serve.

"Community National Bank and QCR Holdings share similar de novo roots. Both franchises were built based upon their communities' need for a bank that could deliver local, customized, financial products and solutions. This transaction provides the opportunity for QCR Holdings to expand our footprint in Iowa and add another very strong commercial and industrial (C & I) market to our Company. With this strategic merger we look to enhance the future of CNB by providing additional operational resources, expanded products and services, increased lending and leasing capabilities, along with expanded wealth management and trust services," stated Douglas M. Hultquist, President and Chief Executive Officer, QCR Holdings.

Todd A. Gipple, Chief Operating Officer and Chief Financial Officer of QCR Holdings, remarked, "We believe this transaction is a great opportunity for Community National shareholders to be part of a strong, relationship-focused company. We are energized by the opportunity to partner with CNB to help create the dominant banking franchise in the communities they serve. We will be combining resources and leveraging the significant operational resources we have created at QCR Holdings to provide the CNB team with expanded support and capabilities as they continue to deliver exceptional service to customers and the community. In addition, we are pleased to announce that Mike Peterson, Chairman of the Community National and CNB Boards, is expected to join the QCR Holdings Board following the transaction."

Michael L. Peterson, Chairman of Community National, added, "This strategic merger will deliver significant value for our shareholders, allowing them to participate in the ownership of QCR Holdings, a strong relationship-based entity similar to CNB. The new combined entity also represents an important step in the growth of our franchise as we see benefits for our customers with access to a wider range of products and services. Our companies and our cultures are truly aligned as we both work to bring the key advantages of local community banking to our geographies."

Josef  M. Vich, President and Chief Executive Officer, Community National, stated, "We are excited about joining forces with QCR Holdings. Community National employees have worked particularly hard these past several years to regain a position of strength. Partnering with QCR Holdings will allow us to further broaden the reach of our mission to be the premier provider of banking and other financial services in our communities. Both banking institutions are well known for their excellent customer service, community advocacy, and talented, dedicated staff – our two franchises together will be a powerful combination."

Raymond James & Associates, Inc. acted as financial advisor to QCR Holdings, with Barack Ferrazzano Kirschbaum & Nagelberg, LLP as legal counsel. Community National was advised by Davis Brown Law Firm.

Terms of the Transaction

In the acquisition, QCR Holdings will acquire 100% of Community National's outstanding common stock for aggregate consideration of 70% QCR Holdings common stock and 30% cash. Subject to certain adjustments, each share of Community National common stock will receive 0.40 shares of QCR Holdings common stock and cash consideration of $3.00. Based on the closing price of QCR Holdings common stock on February 13, 2013, the implied valuation of the acquisition is approximately $20.1 million. The transaction is subject to regulatory approval by banking regulators, approval by Community National  shareholders, and certain closing conditions. The transaction is expected to close in the second quarter.

About QCR Holdings

QCR Holdings, Inc., headquartered in Moline, Illinois, is a relationship-driven, multi-bank holding company, which serves the Quad City, Cedar Rapids, and Rockford communities through its wholly owned subsidiary banks. Quad City Bank & Trust Company, which is based in Bettendorf, Iowa, and commenced operations in 1994, Cedar Rapids Bank & Trust Company, which is based in Cedar Rapids, Iowa, and commenced operations in 2001, and Rockford Bank & Trust Company, which is based in Rockford, Illinois, and commenced operations in 2005, provide full-service commercial and consumer banking and trust and asset management services. Quad City Bank & Trust Company also engages in commercial leasing through its wholly owned subsidiary, m2 Lease Funds, LLC, based in Milwaukee, Wisconsin.

About Community National

Community National Bancorporation is a single bank financial holding company that owns 100% of Community National Bank, Waterloo, Iowa, with banking locations in Waterloo, Cedar Falls, and Mason City, Iowa, and Austin, Minnesota. Community National Bank commenced its operations in 1997.

Special Note Concerning Forward-Looking Statements. This document contains, and future oral and written statements of the companies and their management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the companies. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the companies' management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "predict," "suggest," "appear," "plan," "intend," "estimate," "annualize," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the companies undertake no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the companies to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) changes in state and federal laws, regulations and governmental policies concerning the companies' general business, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations to be issued thereunder; (iii) changes in interest rates and prepayment rates of the companies' assets; (iv) increased competition in the financial services sector and the inability to attract new customers; (v) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vi) the loss of key executives or employees; (vii) changes in consumer spending; (viii)  unexpected outcomes of existing or new litigation involving the companies; (ix) the economic impact of any future terrorist threats and attacks, and the response of the United States to any such threats and attacks; and (x) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Additional Information about the Merger and Where to Find It. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.  In connection with the proposed merger, QCR Holdings will file with the Securities and Exchange Commission (SEC) a registration statement on Form S-4 to register the shares of QCR Holdings common stock to be issued to the shareholders of Community National. The registration statement will include a proxy statement/prospectus which will be sent to the shareholders of Community National in connection with their approval of the merger. In addition, QCR Holdings may file other relevant documents concerning the proposed merger with the SEC.

WE URGE SHAREHOLDERS OF COMMUNITY NATIONAL TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE PROXY STATEMENT/PROSPECTUS INCLUDED WITHIN THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT QCR, COMMUNITY NATIONAL AND THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of these documents, when available, through the website maintained by the SEC at http://www.sec.gov . Free copies of the proxy statement/prospectus also may be obtained, when available, by directing a request by telephone or mail to QCR Holdings, Inc. (Todd Gipple:309.743.7745) or Community National Bancorporation (Josef Vich:319.291.2000) or by accessing QCR's website at www.QCRH.com. The information found on QCR's website is not, and shall not be deemed to be, a part of this release or incorporated into other filings made with the SEC.

Community National and its directors, executive officers and members of management may be deemed to be participants in the solicitation of proxies from the shareholders of Community National in connection with the merger. Additional information regarding the interests of these participants and other persons may be obtained by reading the proxy/prospectus regarding the merger when it becomes available.

CONTACT: Todd A. Gipple, Executive Vice President
         Chief Operating Officer and Chief Financial Officer
         QCR Holdings, Inc.
         (309) 743-7745

         Josef M. Vich, President and CEO
         Community National Bancorporation
         (319) 291-2000